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                                                                   Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS


To the Board of Directors of Box Hill Systems Corp.:

As independent auditors, we hereby consent to incorporation by reference in this S-8 Registration Statement of our report dated August 27, 1997 included in the Box Hill Systems Corp. S-1 Registration Statement and to all references to our Firm included in or made a part of this S-8 Registration Statement.


                                            Perleson Weiner


New York, NY,
September 16, 1997